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                                  EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


Subsidiary                                               State of Incorporation
- ----------                                               ----------------------

West Suburban Bank                                       Illinois

West Suburban Bank of Downers Grove/Lombard              Illinois

West Suburban Bank of Darien                             Illinois

West Suburban Bank of Carol Stream/Stratford Square      Illinois

West Suburban Bank of Aurora, F.S.B.                     Federally-chartered